UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2007

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2231986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4295 San Felipe Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2007, Prosperity Bancshares, Inc., a Texas corporation (“Prosperity”), Prosperity Bank, a Texas banking association and wholly-owned subsidiary of Prosperity (“Prosperity Bank”), and The Bank of Navasota, N.A., a national banking association located in Navasota, Texas (the “Bank”), entered into an Agreement and Plan of Reorganization (the “Agreement”) pursuant to which the Bank will merge with and into Prosperity Bank, a wholly-owned subsidiary of Prosperity, with Prosperity Bank as the surviving entity.

Under the terms of the Agreement, all outstanding stock of the Bank will be converted into the right to receive an aggregate of 251,454 shares of Prosperity common stock, plus cash in lieu of any fractional shares, and approximately $8.6 million in cash, with all such consideration subject to adjustment as described in the Agreement. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the shareholders of the Bank.

The press release announcing the transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following are filed as exhibits to this current report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization by and among Prosperity Bancshares, Inc., Prosperity Bank and The Bank of Navasota, N.A. dated as of May 1, 2007.

99.1	Press Release issued by Prosperity Bancshares, Inc. dated May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: May 4, 2007	By:	/s/ James D. Rollins III
James D. Rollins III
President and Chief Operating Officer

EXHIBIT INDEX

Exhibits. The following are filed as exhibits to this current report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization by and among Prosperity Bancshares, Inc., Prosperity Bank and The Bank of Navasota, N.A. dated as of May 1, 2007.

99.1	Press Release issued by Prosperity Bancshares, Inc. dated May 1, 2007.